ARTICLES OF INCORPORATION

OF

GALILEO GROUP, INC.

1.   Name of Company:

Galileo Group, Inc.

2.   Resident Agent:

The resident agent of the Company is:

CORPORATE AGENTS OF NEVADA

4955 S. Durango, STE 216

Las Vegas, NV 89113

3.   Board of Directors:

          The  Company  shall initially have one director  (1) who is Robert Stapp, 6550 S. Pecos Rd., STE B 143; Las Vegas, NV 89120. This individual  shall serve as director until his successor or successors have  been elected  and qualified. The number of directors may be  increased or  decreased by a duly adopted amendment to the By-Laws  of  the Corporation.

4.   Authorized Shares:

          The  aggregate  number of shares which the  corporation shall  have authority to issue shall consist of 25,000,000 shares of  Common Stock having a $.001 par value, and 15,000,000  shares of  Preferred  Stock having a $.001 par value. The Common  and/or Preferred  Stock of the Company may be issued from time  to  time without  prior  approval by the stockholders. The  Common  and/or Preferred  Stock may be issued for such consideration as  may  be fixed  from time to time by the Board of Directors. The Board  of Directors  may issue such share of Common and/or Preferred  Stock in  one  or  more series, with such voting powers,  designations, preferences   and  rights  or  qualifications,   limitations   or restrictions  thereof  as shall be stated in  the  resolution  or resolutions.

5.   Preemptive Rights and Assessment of Shares:

          Holders  of  Common  Stock or Preferred  Stock  of  the corporation  shall not have any preference, preemptive  right  or right  of  subscription  to  acquire shares  of  the  corporation authorized, issued, or sold, or to be authorized, issued or sold, or  to  any obligations or shares authorized or issued or  to  be authorized  or  issued,  and  convertible  into  shares  of   the corporation, nor to any right of subscription thereto, other than to  the  extent,  if  any, the Board of  Directors  in  its  sole discretion, may determine from time to time.

          The  Common Stock of the Corporation, after the  amount of  the  subscription price has been fully  paid  in,  in  money, property or services, as the directors shall determine, shall not be  subject  to assessment to pays the debts of the  corporation, nor  for  any other purpose, and no Common Stock issued as  fully paid  shall  ever be assessable or assessed, and the Articles  of Incorporation   shall  not  be  amended  to  provide   for   such assessment.

6.   Directors' and Officers' Liability

          A  director or officer of the corporation shall not  be personally  liable  to this corporation or its  stockholders  for damages  for  breach of fiduciary duty as a director or  officer, but this Article shall not eliminate or limit the liability of  a director  or  officer  for  (i) acts or omissions  which  involve intentional misconduct, fraud or a knowing violation of  the  law or  (ii)  the  unlawfu1  payment  of  dividends.  Any  repeal  or modification  of this Article by stockholders of the  corporation shall  be  prospective only, and shall not adversely  affect  any limitation on the personal liability of a director or officer  of the  corporation for acts or omissions prior to  such  repeal  or modification.

7.   Indemnity

          Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding,   whether   civil,   criminal,   administrative    or investigative, by the reason of the fact that he  or  she,  or  a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request  of the  corporation as a director or officer of another corporation, or  is a representative in a partnership, joint venture, trust or other  enterprise, shall be indemnified and held harmless to  the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys, fees, judgments, fines, and amounts paid or to  be  paid in a settlement) reasonably incurred or suffered  by him or her in connection therewith. Such right of indemnification shall  be  a contract right, which may be enforced in any  manner desired  by  such person. The expenses of officers and  directors incurred in defending a civil suit or proceeding must be paid  by the   corporation  as  incurred  and  in  advance  of  the  final disposition of the action, suit, or proceeding, under receipt  of an  undertaking  by or on behalf of the director  or  officer  to repay  the  amount if it is ultimately determined by a  court  of competent  jurisdiction that he or she  is  not  entitled  to  be indemnified  by  the  corporation. Such right of  indemnification shall  not  be  exclusive of any other right of  such  directors, officers  or representatives may have or hereafter acquire,  and, without limiting the generality of such statement, they shall  be entitled to their respective rights of indemnification under  any bylaw,  agreement,  vote of stockholders, provision  of  law,  or otherwise, as well as their rights under this article.

          Without limiting the application of the foregoing,  the Board  of  Directors may adopt By-Laws from time to time  without respect  to indemnification, to provide at all times the  fullest indemnification permitted by the laws of the State of Nevada, and may  cause  the corporation to purchase or maintain insurance  on behalf of any person who is or was a director or officer.

8.   Amendments

          Subject  at  all  times  to the express  provisions  of Section  5 on the Assessment of Shares, this corporation reserves the  right  to  amend,  alter, change, or  repeal  any  provision contained  in these Articles of Incorporation or its By-Laws,  in the manner now or hereafter prescribed by statute or the Articles of  Incorporation or said By-Laws, and all rights conferred  upon shareholder are granted subject to this reservation.

9.   Power of Directors

          In  furtherance, and not in limitation of those  powers conferred  by  statute,  the  Board  of  Directors  is  expressly authorized:

          (a)  Subject  to  the By-Laws, if any, adopted  by  the shareholders,  to  make, alter or repeal  the  By-  Laws  of  the corporation;

          (b)  To  authorize and caused to be executed  mortgages and  liens,  with or without limitations as to amount,  upon  the real and personal property of the corporation;

          (c) To authorize the guaranty by the corporation of the securities,  evidences of indebtedness and obligations  of  other persons, corporations or business entities;

Incorporation Continued

          (d)  To  set  apart out of any funds of the corporation available  for  dividends a reserve or reserves  for  any  proper purpose and to abolish any such reserve;

          (e)  By resolution adopted by the majority of the whole board,  to designate one or more committees to consist of one  or more  directors of the corporation, which, to the extent provided on  the  resolution  or in the By-Laws of the corporation,  shall have and may exercise the powers of the Board of Directors in the management  of the affairs of the corporation, and may  authorize the seal of the corporation to be affixed to all papers which may require  it.  Such committee or committees shall  have  name  and names  as may be stated in the By-Laws of the corporation  or  as may  be determined from time to time by resolution adopted by the Board of Directors.

All the corporate powers of the corporation shall be exercised by the  Board of Directors except as otherwise herein or in the  By-Laws or by law.

IN  WITNESS WHEREOF, I hereunder set my hand this Monday, January 30, 2001, hereby declaring and certifying that the facts  stated hereinabove are true.

Signature of Incorporator

Name:     Glen Greenfelder

Address:  4955 S. Durango, STE 216

          Las Vegas, NV 89113

Signature: /s/ Glen Greenfelder

           Glen Greenfelder

Certificate  of  Acceptance  of Appointment  as  Resident  Agent. CORPORATE  AGENTS OF NEVADA, Inc., hereby accept  appointment  as the resident agent for the above referenced company.

Signature: /s/ Glen Greenfelder

           Glen Greenfelder "On Behalf" of

           Corporate Agents of Nevada

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